Exhibit 99.1

FINAL

Investor Relations Contact:	Company Contact:
Crocker Coulson, President	Laby Wu, Chief Financial Officer;
Director of Investor Relations
CCG Investor Relations	Puda Coal, Inc.
+1-646-213-1915	+86-10-6439-2405
crocker.coulson@ccgir.com	labywu@gmail.com
www.ccgirasia.com	www.pudacoalinc.com

Elaine Ketchmere, Partner;
VP Financial Writing
CCG Investor Relations
+1-310-954-1345
elaine.ketchmere@ccgir.com
www.ccgirasia.com

Puda Coal to Begin Trading on NYSE Amex on September 22, 2009

TAIYUAN, SHANXI, China, September 18, 2009 – Puda Coal, Inc. (OTC BB: PUDZ) (“Puda Coal” or the “Company”), a supplier of China’s high grade metallurgical coking coal used to make coke for the purposes of steel manufacturing, today announced that the Company received approval to list its common stock on NYSE Amex.

Puda Coal expects to begin trading on NYSE Amex on Tuesday, September 22, 2009, until which time its shares will continue to trade on the Over-The-Counter (OTC) Bulletin Board. In connection with the listing on NYSE Amex, the stock symbol for Puda Coal will change to “PUDA” from “PUDZ”.

“We are very pleased to soon begin our next phase as a public company by moving our stock listing from OTC Bulletin Board to NYSE Amex,” said Mr. Liping Zhu, President and CEO of Puda Coal, Inc. “We are honored to join the NYSE group of companies, and this milestone represents our continuous efforts to raise our profile within the investment community, improve our stock’s liquidity, expand our transparency and enhance our corporate governance.”

About Puda Coal, Inc.

Puda Coal, through its subsidiaries, supplies premium grade coking coal to the steel making industry in China for use in making coke. The Company currently possesses 3.5 million metric tons of annual coking coal cleaning capacity.  Shanxi Province provides 20 - 25% of China’s coal output and supplies nearly 50% of China’s coke. For more information, please visit http://www.pudacoalinc.com/

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. For example, our listing on NYSE Amex and the first trading date of our securities on NYSE Amex are subject to any change NYSE may have.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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